EXHIBIT 10.1
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THE CHILDREN’S PLACE RETAIL STORES, INC.
This Time-Based Restricted Stock Unit Award Agreement (the “Agreement”), effective as of May 5, 2014 (the “Award Date”), is entered into by and between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and [___________] (the “Awardee”).
WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company;
WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee the right to receive shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to Section 9 of the 2011 Equity Incentive Plan of the Company (the “Plan”), subject to the terms and conditions set forth herein; and
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.Award. Subject to the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, the Company shall issue and deliver to the Awardee (i) [_______] shares of Common Stock on or within 10 days following May 5, 2015 (the “First Vesting Date”), (ii) [_______] shares of Common Stock on or within 10 days following May 5, 2016 (the “Second Vesting Date”) and (iii) [_______] shares of Common Stock on or within 10 days following May 5, 2017 (the “Third Vesting Date”); provided, however, that the shares of Common Stock deliverable in accordance with the foregoing (the “Deferred Shares”) on or following each of the First Vesting Date, the Second Vesting Date and the Third Vesting Date, respectively, shall not be so delivered unless the Awardee is in the employ of the Company or its subsidiaries on such respective First Vesting Date, Second Vesting Date and Third Vesting Date. The total number of Deferred Shares that may be earned if Awardee remains employed by the Company or its subsidiaries through the Third Vesting Date is [_______] shares. Notwithstanding the foregoing, all of the unvested Deferred Shares shall vest upon the death, Disability or Retirement of the Awardee while in the employ of the Company or its subsidiaries, and the Company shall issue and deliver such Deferred Shares to the Awardee within 10 days following such event.

2.    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Awardee and his or her legal representative in respect of any questions arising under the Plan or this Agreement. By signing this Agreement, Awardee acknowledges that he or she has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan (and this Agreement).
3.    Change in Control. In the event that a Change in Control occurs before the Awardee’s employment with the Company or its subsidiaries terminates, 100% of the unvested Deferred Shares shall vest and become deliverable. In each case in which Deferred Shares vest pursuant to this Section 3, the Deferred Shares shall be delivered immediately prior to the date on which the Change in Control occurs.
4.    Termination of Service. Except as otherwise provided in Section 1 above, upon termination of the Awardee’s employment with the Company and its subsidiaries, this Award shall terminate and all of Awardee’s rights to receive unvested Deferred Shares and dividend equivalents otherwise credited pursuant to Section 5 below shall be forfeited immediately.
5.    Dividend Equivalents. The Company shall credit the Awardee in respect of each Deferred Share subject to this Award with dividend equivalents in the form of a number of shares of Common Stock (including any fractional shares) (the ”Dividend Equivalent Shares”) equal to the (i) the amount of each dividend (including extraordinary dividends if so determined by the Committee) declared to other stockholders of the Company in respect of one share of Common Stock divided by (ii) the Fair Market Value of a share of Common Stock on the payment date for the applicable dividend. On the date(s) that Deferred Shares are delivered to the Awardee hereunder (whether pursuant to Sections 1 or 3), the Dividend Equivalent Shares in respect of the aggregate number of delivered Deferred Shares shall also be delivered to the Awardee, with the aggregate number of such Dividend Equivalent Shares being rounded down to the nearest whole share (but, in any event, no fewer than one share). No dividend equivalents shall be accrued for the benefit of the Awardee with respect to record dates occurring prior to the Award Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee’s rights to receive Deferred Shares are forfeited.
6.    Transfer Restrictions. Prior to delivery of any Common Stock with respect to the Deferred Shares or the Dividend Equivalent Shares, the Awardee shall not be deemed to have any ownership or stockholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) this Award, or any of the Deferred Shares or any of the Dividend Equivalent Shares prior to delivery thereof.

7.    Changes in Capitalization. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment to this Award is determined by the Committee in its sole discretion to be necessary or appropriate, then this Award shall be adjusted in such manner as the Committee may deem equitable in accordance with Section 12 of the Plan.
8.    Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver the Deferred Shares or any certificates evidencing such shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.    Withholding Taxes. Awardee shall be required to pay to the Company or its subsidiary, and the Company or its subsidiary shall have the right (but not the obligation) and is hereby authorized to withhold from amounts payable and/or property deliverable to the Awardee, the amount of any required withholding taxes in respect of the Deferred Shares and the Dividend Equivalent Shares, or any other payment or transfer under the Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.
10.    Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and, subject to Section 9 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.
11.    Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Awardee, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Awardee otherwise has engaged in or engages in any activity referred to in the preceding sentence, as determined by the Committee in its sole discretion, the Awardee will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Award, the sale or other transfer of this Award, or the sale of shares of Common Stock acquired in respect of this Award, and must promptly repay such amounts to the Company. If the Awardee receives any amount in excess of what the Awardee should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Awardee shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award and this Agreement). In the event that this Section 11 and/or such written policy is deemed to be unenforceable, then the award of Deferred Shares shall be deemed to be unenforceable due to the lack of adequate consideration.
12.    Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company or its subsidiaries.
13.    Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company.
14.    Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.
15.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall control.
16.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

17.    Amendment. This Agreement may be amended or modified only as provided in Section 14 of the Plan or by a written instrument executed by both the Company and the Awardee.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to executive this Agreement as of the date first written above.
THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	Name: Title:
AWARDEE

By:	Name:

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